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                                      EXHIBIT 11

                                 DATA I/O CORPORATION

                          COMPUTATION OF EARNINGS PER SHARE




Earnings per share reported in Form 10-Q for the quarters ended March 27, 1997, and March 28, 1996 are based on the following (in thousands):




                                            Mar. 27,            Mar. 28,
 Primary and fully diluted:                   1997                1996
 --------------------------                 --------            --------


 Weighted Average Shares Outstanding         6,817               7,053

 Dilutive Effect of Stock Options              97                 272
                                            ---------           --------

 Weighted Average Common and
 Equivalent Shares Outstanding               6,914               7,325
                                            ---------           --------
                                            ---------           --------


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